Exhibit 99.3
FORM OF LETTER TO BROKERS, DEALERS, COMMERCIAL BANKS,
TRUST COMPANIES AND OTHER NOMINEES
WYETH
OFFER TO EXCHANGE ALL OUTSTANDING PRIVATELY PLACED
5 1/2% NOTES DUE 2016
FOR AN EQUAL AMOUNT OF ITS
5 1/2% NOTES DUE 2016
WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED
AND
OFFER TO EXCHANGE ALL OUTSTANDING PRIVATELY PLACED
6% NOTES DUE 2036
FOR AN EQUAL AMOUNT OF ITS
6% NOTES DUE 2036
WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED
, 2005
To Brokers, Dealers, Commercial Banks,
Trust Companies and Other Nominees:
      As described in the enclosed Prospectus, dated                     , 2005 (as the same may be amended or supplemented from time to time, the “Prospectus”), and Letter of Transmittal (the “Letter of Transmittal”), Wyeth is offering to exchange (the “Exchange Offer”) up to $1,000,000,000 aggregate principal amount of its 5 1/2% Notes due 2016 and up to $500,000,000 aggregate principal amount of its 6% Notes due 2036 that have been registered under the Securities Act of 1933, as amended (collectively, the “Exchange Notes”), for any and all of its outstanding 5 1/2% Notes due 2016 and 6% Notes due 2036, respectively (collectively, the “Outstanding Notes”) in denominations of $2,000 and integral multiples of $1,000 in excess of $2,000, upon the terms and subject to the conditions of the enclosed Prospectus and the enclosed Letter of Transmittal. The terms of the Exchange Notes are identical in all material respects (including principal amount, interest rate and maturity) to the terms of the Outstanding Notes for which they may be exchanged pursuant to the Exchange Offer, except that the Exchange Notes are freely transferable by holders thereof. Wyeth will accept for exchange any and all Outstanding Notes properly tendered according to the terms of the Prospectus and the Letter of Transmittal. Consummation of the Exchange Offer is subject to certain conditions described in the Prospectus.
      WE URGE YOU TO PROMPTLY CONTACT YOUR CLIENTS FOR WHOM YOU HOLD OUTSTANDING NOTES REGISTERED IN YOUR NAME OR IN THE NAME OF YOUR NOMINEE OR WHO HOLD OUTSTANDING NOTES REGISTERED IN THEIR OWN NAMES. PLEASE NOTE THAT THE EXCHANGE OFFER WILL EXPIRE AT 9:00 A.M., NEW YORK CITY TIME, ON                     , 2006 UNLESS WYETH EXTENDS THE EXCHANGE OFFER (THE “EXPIRATION DATE”).
      Wyeth will not pay any fees or commissions to you for soliciting tenders of Outstanding Notes pursuant to the Exchange Offer. Wyeth will pay all transfer taxes, if any, applicable to the tender of Outstanding Notes to it or its order, except as otherwise provided in the Prospectus and the Letter of Transmittal.

      Enclosed are copies of the following documents:

1. A form of letter which you may send, as a cover letter to accompany the Prospectus and related materials, to your clients for whose accounts you hold Outstanding Notes registered in your name or the name of your nominee, with space provided for obtaining the client’s instructions regarding the Exchange Offer.

2. The Prospectus.

3. The Letter of Transmittal for your use in connection with the tender of Outstanding Notes and for the information of your clients, including a Substitute Form W-9 and Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 (providing information relating to U.S. federal income tax backup withholding).

4. A form of Notice of Guaranteed Delivery.
      Your prompt action is requested. Tendered Outstanding Notes may be withdrawn, subject to the procedures described in the Prospectus, at any time prior to 9:00 a.m., New York City time, on the Expiration Date.
      To participate in the Exchange Offer, certificates for Outstanding Notes, together with a duly executed and properly completed Letter of Transmittal or facsimile thereof, or a timely confirmation of a book-entry transfer of such Outstanding Notes into the account of JPMorgan Chase Bank, N.A. (the “Exchange Agent”), at the Depository Trust Company, with any required signature guarantees, and any other required documents, must be received by the Exchange Agent by the Expiration Date as indicated in the Prospectus and the Letter of Transmittal.
      If holders of the Outstanding Notes wish to tender, but it is impracticable for them to forward their Outstanding Notes prior to the Expiration Date or to comply with the book-entry transfer procedures on a timely basis, a tender may be effected by following the guaranteed delivery procedures described in the Prospectus and in the Letter of Transmittal.
      Additional copies of the enclosed material may be obtained from the Exchange Agent at its address or telephone number set forth on the first page of the Letter of Transmittal.

Very truly yours,

WYETH

      NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY PERSON AS AN AGENT OF WYETH OR THE EXCHANGE AGENT, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENTS ON BEHALF OF EITHER OF THEM IN CONNECTION WITH THE EXCHANGE OFFER, OTHER THAN THE DOCUMENTS ENCLOSED HEREWITH AND THE STATEMENTS EXPRESSLY CONTAINED THEREIN.

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